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                                4,500,000 Shares

                         PACIFICARE HEALTH SYSTEMS, INC.

                              Class B Common Stock

                             UNDERWRITING AGREEMENT

                                                                       ___, 1995

DEAN WITTER REYNOLDS INC.
SALOMON BROTHERS INC
DILLON, READ & CO. INC.
LEHMAN BROTHERS INC.
ROBERTSON, STEPHENS & COMPANY, L.P.
  As Representatives of the
  several Underwriters

c/o Dean Witter Reynolds Inc.
Two World Trade Center
New York, New York 10048

Dear Sirs:

          1. INTRODUCTORY. PacifiCare Health Systems, Inc., a Delaware corporation (the "COMPANY"), and the selling stockholder named in SCHEDULE B hereto (the "SELLING STOCKHOLDER") propose to sell, pursuant to the terms of this Agreement, to the several Underwriters named in SCHEDULE A hereto (the "UNDERWRITERS"), an aggregate of 4,500,000 shares of Class B Common Stock, par value $.01 per share (the "CLASS B COMMON STOCK"), of the Company. The aggregate of 4,500,000 shares so proposed to be sold is herein called the "FIRM STOCK." The Selling Stockholder also proposes to sell severally to the Underwriters, on a pro rata basis, at the option of the Underwriters, an aggregate of not more than 675,000 additional shares of Class B Common Stock as provided in SECTION 3 of this Agreement. The aggregate of 675,000 shares so proposed to be sold is herein called the "OPTIONAL STOCK." The Firm Stock and the Optional Stock are collectively referred to herein as the "STOCK". Dean Witter Reynolds Inc., Salomon Brothers Inc, Dillon, Read & Co. Inc., Lehman Brothers Inc. and Robertson, Stephens & Company, L.P. are acting as representatives of the several Underwriters and in such capacity are hereinafter referred to as the "REPRESENTATIVES."

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          2. (a)  REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company
represents and warrants to, and agrees with, the several Underwriters that:

                    (i) The Company meets the requirements for use of Form S-3 and a registration statement (Registration No. 33-_____) on Form S-3 relating to the Stock, including a preliminary prospectus and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company under the provi-sions of the Securities Act of 1933, as amended (the "ACT"), and the rules and regulations (collectively referred to as the "RULES AND REGULATIONS") of the Securities and Exchange Commission (the "COMMISSION") thereunder, and has been filed with the Commission. The registration statement contains the form of preliminary prospectus to be used in connection with the offering and sale of the Stock (the "PRELIMINARY PROSPECTUS"). The term "PRELIMINARY PROSPECTUS" as used herein means a preliminary prospectus as contemplated by Rule 430 or Rule 430A ("RULE 430A") of the Rules and Regulations included at any time as part of the registration statement. Copies of such registration statement, amendments and each preliminary prospectus have been delivered to the Representatives. If such regis-tration statement has not become effective pursuant to the Act, a further amendment to such registration statement, including a form of final prospectus, necessary to permit such registration statement to become so effective will be filed promptly by the Company with the Commission. If such registration statement has become effective, a final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A will be filed by the Company with the Commission in accordance with Rule 424(b) of the Rules and Regulations promptly after execution and delivery of this Agreement. The term "REGISTRATION STATEMENT" means the registration statement as amended at the time it becomes or became effec-tive pursuant to the Act (the "EFFECTIVE DATE"), including financial statements and all exhibits and any information deemed to be included by Rule 430A. The term "PROSPECTUS" means, collectively, a prospectus relating to the Stock, in the form it is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no such filing is required, the form of final prospectus included in the Registration Statement at the Effective Date. Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 that were filed under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), on or before the Effective Date or the date of such preliminary prospectus or the Prospectus, as the

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     case may be.  Any reference herein to the terms "amend," "amendment" or
     "supplement" with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date, or the date of any preliminary prospectus or the Prospectus, as the case may be, and deemed to be incorporated therein by reference.

               (ii) On the Effective Date, the date the Prospectus is first filed with the Commission pursuant to Rule 424(b) (if required), and at all times subsequent to the Effective Date through and including the First Closing Date (as defined in Section 3 herein) and, if later, the Option Closing Date (as defined in Section 3 herein), and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supple-ment thereto), including the financial statements included or incorporated by reference in the Prospectus, did or will comply in all material respects with all applicable provisions of the Act, the Exchange Act, the rules and regulations thereunder (the "EXCHANGE ACT RULES AND REGULATIONS") and the Rules and Regulations and will contain all statements required to be stated therein in accordance with the Act, the Exchange Act, the Exchange Act Rules and Regulations and the Rules and Regulations, as the case may be.
     On the Effective Date and when any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement or any such amendment did or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not mis-leading. At the Effective Date, the date the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission and at the First Closing Date and, if later, the Option Closing Date, the Prospectus did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this SECTION 2(a)(ii) do not apply to any statements or omissions made in conformity with information relating to (i) any Underwriter furnished in writing to the Company by the Underwriters specifically for inclusion in the Registration Statement or the Prospectus or any amendment or supplement thereto or (ii) the Selling Stockholder furnished in writing to the Company by the

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     Selling Stockholder specifically for inclusion in the Registration
     Statement or the Prospectus or any amendment or supplement thereto. For all purposes of this Agreement (including, but not limited to, SECTION 6 hereof), the statements set forth in the last paragraph of the cover page of the Prospectus, the first and third paragraphs on the inside front cover page of the Prospectus and the statements set forth under the heading "Underwriting" in the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Underwriters specifically for inclusion in the preliminary prospectus, the Registration Statement or the Prospectus. For purposes of this Agreement, the statements referred to in SCHEDULE C constitute the only information relating to the Selling Stockholder furnished in writing to the Company by the Selling Stockholder specifically for inclusion in the preliminary prospectus, the Registration Statement or the Prospectus.

               (iii) The documents that are incorporated by reference in the preliminary prospectus and the Prospectus or from which information is so incorporated by reference, when they become effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the Exchange Act Rules and Regulations or the Rules and Regulations, as applicable, except as amended and superseded by statements made in the Registration Statement; and any documents so filed and incorporated by reference subsequent to the Effective Date shall, when they are filed with the Commission, conform in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the Exchange Act Rules and Regulations or the Rules and Regulations, as applicable.

               (iv) The only subsidiaries (as defined in the Rules and Regulations) of the Company that are material to the operations, business or financial condition of the Company and its subsidiaries taken as a whole are the subsidiaries listed on SCHEDULE D hereto (the "SUBSIDIARIES"). The Company and each of its subsidiaries is, and at each of the First Closing Date and the Option Closing Date, will be, a corporation or partnership, as applicable, duly organized, and in the case of a corporation, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. The Company and each of its subsidiaries has, and at each of the First Closing Date and the Option Closing Date will have, full corporate or partnership, as applicable, power and authority to own or lease all the assets owned or leased by it and to conduct its activities and business as described in the Registration Statement and the Prospectus. The Company and each of its subsidiaries is, and at each of the First Closing Date and the Option Closing Date will be,

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     duly licensed or qualified to do business and in good standing as a foreign corporation or partnership, if applicable, in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, properties, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole. None of the Company or any of its subsidiaries has any interest in a joint venture, corporation or partnership which interest requires disclosure in the Registration Statement that has not been so disclosed. Complete and correct copies of the certificate of incorporation and of the by-laws, or partnership agreement, as applicable, of the Company and each of its subsidiaries and all amendments thereto have been delivered or made available to the Representatives, and no changes therein will be made subsequent to the date hereof and prior to the First Closing Date or, if later, the Option Closing Date, except as otherwise described in the Registration Statement.

               (v) The outstanding shares of the Class B Common Stock and the Company's Class A Common Stock, par value $.01 per share (the "CLASS A COMMON STOCK"), have been, and the Stock to be issued and sold by the Company upon such issuance will be, duly authorized, validly issued, and are fully paid and nonassessable and, when issued and delivered to and paid for by the Underwriters will be free of any pledge, charge, lien, encumbrance, security interest, claim or statutory or contractual preemptive rights, except those which have been waived or created by the actions of the Underwriters. The description of the Class A Common Stock and the Class B Common Stock in the Registration Statement and the Prospectus is, and at each of the First Closing Date and the Option Closing Date will be, complete and accurate in all material respects. Except as described on SCHEDULE D, all of the issued and outstanding shares of capital stock or partnership interests, as applicable, of each of the subsidiaries of the Company are owned by the Company directly or indirectly; all of such shares have been duly authorized and validly issued and are fully paid and nonassessable and such shares and partnership interests, as applicable, are so owned free and clear of any pledge, lien, charge, encumbrance, security interest or other claim, except as described in the Registration Statement. Except as set forth in the Prospectus, neither the Company nor any of its subsidiaries has outstanding, and at the Closing Date will have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or

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     obligations convertible into, or any contracts or commitments to issue or sell, any shares of the Class A or Class B Common Stock, any shares of capital stock or partnership interests, as applicable, of any subsidiary or any such warrants, convertible securities or obligations.

               (vi) The audited and unaudited financial statements and schedules included or incorporated by reference in the Registration Statement or the Prospectus present fairly the consolidated financial condition of the Company as of the respective dates thereof and the consolidated results of operations and cash flows of the Company for the respective periods covered thereby (subject, in the case of the Company's unaudited financial statements, to normal recurring year end adjustments); such statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. No other financial statements or schedules of the Company are required by the Act, the Exchange Act, the Exchange Act Rules and Regulations or the Rules and Regulations to be included in the Registration Statement or the Prospectus. Ernst & Young (the "ACCOUNTANTS"), who have reported on such financial statements and schedules, are independent accountants with respect to the Company as required by the Act and the Rules and Regulations.

               (vii) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the First Closing Date, or, if later, the Option Closing Date, except as set forth in or contemplated by the Registration Statement and the Prospectus, there has not been (i) any material and adverse change, financial or otherwise, in the business, properties, regulations or laws affecting the Company and its subsidiaries, results of operations, business prospects or condition of the Company or any of its subsidiaries, taken as a whole, (ii) any transaction that is material to the Company and its subsidiaries, taken as a whole, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any of its subsidiaries, that is material to the Company and its subsidiaries, taken as a whole, or (iv) the payment or declaration of any dividends

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     or other distributions of any kind on any class of its capital stock.

               (viii) Neither the Company nor any of its subsidiaries is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

               (ix) Except as set forth in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any of their respective properties, at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency that are likely to result in a judgment over and above current reserve levels, decree or order having a material adverse effect on the business, condition (financial or otherwise) or property of the Company and its subsidiaries, taken as a whole.

               (x) Except where the effect is not likely to have a material adverse effect on the properties, assets, operations, business or financial condition of the Company and its subsidiaries, taken as a whole, neither the Company nor any of its subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) its respective charter or by-laws, or partnership agreement, as applicable, or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, bank loan or credit agreement or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or their respective properties are bound. Each of the Company and its subsidiaries has all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to conduct its business (collectively, "LICENSES"), other than those Licenses the absence of which is not likely to have a material adverse effect on the properties, assets, operations, business or financial condition of the Company and its subsidiaries, taken as a whole. The Company and each of its subsidiaries are in compliance in all material respects with all applicable laws, orders, rules, regulations and directives except where failure to be in compliance is not likely to have a material adverse effect on the properties, assets, operations, business or financial condition of the Company and its subsidiaries, taken as a whole.

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               (xi)  PacifiCare of California, PacifiCare of Oregon, Inc.,
     PacifiCare of Oklahoma, Inc., and PacifiCare of Texas, Inc. are duly qualified as health maintenance organizations under the Health Maintenance Organization Act of 1973, as amended, and the rules and regulations of the Department of Health and Human Services promulgated thereunder; PacifiCare of California is licensed and authorized to operate a prepaid health care service plan and California Dental Health Plan, Inc. and LifeLink, Inc. are prepaid specialized health care service plans in the State of California pursuant to the Knox-Keene Health Care Service Plan Act of 1975, as amended; PacifiCare of Florida is licensed as a health maintenance organization in the State of Florida by the Florida Department of Insurance; PacifiCare of Oregon, Inc. has been issued a current certificate of authority by the Oregon Department of Insurance and Finance authorizing it to operate in Oregon as a domestic health care service contractor; PacifiCare of Texas, Inc. is qualified and licensed in the State of Texas as a health maintenance organization; PacifiCare of Oklahoma, Inc. is duly qualified and licensed in the State of Oklahoma as a health maintenance organization under the Oklahoma Health Maintenance Organization Act, Okla. Stat. Tit. 63 Section 2502 ET SEQ.; PacifiCare of Washington, Inc. is qualified and licensed as a health maintenance organization under the Insurance Code of Washington; PacifiCare Life & Health Insurance Company is duly licensed or qualified as a life insurance company in the States of Indiana, California, Texas, Oklahoma, Oregon and Washington; and the statements made in the Registration Statement and the Prospectus under the caption "Business - Government Regulation" are accurate in all material respects.

               (xii) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Company of the transactions on its part contemplated herein, except such as have been or may be obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or under the laws of any jurisdiction outside of the U.S. or the by-laws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution by the Underwriters of the Stock.

               (xiii) The Company has full corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the other persons party hereto, constitutes a valid and binding agreement of the Company and is enforceable against

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     the Company in accordance with the terms hereof, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and except as the enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the certificate of incorporation or by-laws of the Company or any of its subsidiaries, any contract or other agreement to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of its subsidiaries, except such as are not material to the business of the Company and its subsidiaries, taken as a whole.

               (xiv) The Company and each of its subsidiaries has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all pledges, charges, liens, encum-brances, security interests or other claims, except such as are described in the Prospectus or the Registration Statement or are not material to the business of the Company and its subsidiaries, taken as a whole.

               (xv) There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required.

               (xvi) No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement.

               (xvii) The Stock is eligible for quotation on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") National Market System.

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               (xviii)  Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, in either case, which is material to the Company and its subsidiaries, taken as a whole.

               (xix) The Company and its subsidiaries own, or are licensed or otherwise have the full exclusive right to use, all trademarks and trade names that are used in or necessary for the conduct of their respective businesses as described in the Prospectus, except where the failure to so own, license or have the exclusive right to use would not have a material adverse effect on the business of the Company and its subsidiaries, taken as a whole. Neither the Company nor any of its subsidiaries has received any notice of any person respecting the use of any such trademarks or trade names or challenging or questioning the validity or effectiveness of any such trademark or trade name which is likely to result in a material adverse effect on the business of the Company and its subsidiaries, taken as a whole. The use, in connection with the business and operations of the Company and its subsidiaries of such trademarks and trade names does not, to the Company's knowledge, infringe on the rights of any person which infringement is likely to result in a material adverse effect on the business of the Company and its subsidiaries, taken as a whole.

          (b) REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDER. The Selling Stockholder represents, warrants and covenants to each Underwriter that:

               (i) The Selling Stockholder has full power and authority to enter into this Agreement. All authorizations and consents necessary for the execution and delivery by the Selling Stockholder of this Agreement have been given. This Agreement has been duly authorized, executed and delivered by the Selling Stockholder and, assuming due authorization, execution and delivery by the other persons party hereto constitutes a valid and binding agreement of the Selling Stockholder and is enforceable against the Selling Stockholder in accordance with the terms hereof except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and except as the enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity.

               (ii) The Selling Stockholder now has, and at the time of delivery thereof hereunder will have, (i) good title

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     to the Stock, free and clear of all pledges, charges, liens, encumbrances, security interests and claims whatsoever, except those which have been waived in writing or created by the actions of the Underwriters, and
     (ii) full legal right and power, and all authorizations and approvals required by law, to sell, transfer and deliver the Stock to the Under-writers and to make the representations, warranties and agreements made by the Selling Stockholder herein. Upon the delivery of and payment for such Stock hereunder, the Selling Stockholder will deliver good title thereto, free and clear of all pledges, charges, liens, encumbrances, security interests and claims whatsoever, except those which have been waived in writing or created by the actions of the Underwriters.

               (iii) On the First Closing Date and the Option Closing Date, as the case may be, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Stock will have been fully paid or provided for by the Selling Stockholder and all laws imposing such taxes will have been fully complied with.

               (iv) The performance of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation or imposition of any pledge, charge, lien, encumbrance, security interest or claim upon any of the assets of the Selling Stockholder pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the acceleration of any obligation under, the organizational documents of the Selling Stockholder or any contract or other agreement to which the Selling Stockholder is a party or by which the Selling Stockholder or any of its property is bound or affected, or under any ruling, decree, judgment, order, statute, rule or regulation of any court or other governmental agency or body having jurisdiction over the Selling Stockholder or the property of the Selling Stockholder.

               (v) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Selling Stockholder of the transactions on its part contemplated herein, except such as have been or may be obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Stock.

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               (vi)  The Selling Stockholder has no knowledge of any fact or condition not set forth in the Registration Statement or the Prospectus that has materially and adversely affected, or will materially and adversely affect, the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company, and the sale of the Stock is not prompted by any such knowledge.

               (vii) All information with respect to the Selling Stockholder contained in the Registration Statement and the Prospectus (as amended or supplemented, if the Company shall have filed with the Commission any amendment or supplement thereto), which is referred to in SCHEDULE C, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

               (viii) To the best knowledge of the Selling Stockholder, the representations and warranties of the Company contained in SECTION 2(a) hereof are true and correct.

          3. PURCHASE BY, AND SALE AND DELIVERY TO, UNDERWRITERS -- CLOSING DATE. The Company and the Selling Stockholder agree, severally and not jointly, to sell to the Underwriters the Firm Stock, with the number of shares to be sold by the Selling Stockholder being set opposite its name in SCHEDULE B; and on the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase the Firm Stock from the Company and the Selling Stockholder, the number of shares of Firm Stock to be purchased by each Underwriter being set opposite its name in SCHEDULE A, subject to adjustment in accordance with SECTION 12 hereof.

          The purchase price per share to be paid by the several Underwriters to the Company and the Selling Stockholder will be $________ per share.

          The Company and the Selling Stockholder will deliver the Firm Stock to the Representatives for the respective accounts of the several Underwriters (in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company and the Selling Stockholder given at or prior to 12:00 Noon, New York Time, on the second full business day preceding the First Closing Date or, if no such direction is received, in the names of the respective Underwriters), against payment of the

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purchase price therefor by [wire transfer (same day funds), net of the overnight cost of such funds,] payable to the account or accounts as the Company and the Selling Stockholder may specify prior to the Closing Date, all at the offices of Dean Witter Reynolds Inc., Two World Trade Center, New York, New York 10048.
The time and date of delivery and closing shall be at 10:00 A.M., New York Time, on _____, 1995; PROVIDED, HOWEVER, that such date and/or time may be accelerated or extended by agreement among the Company, the Selling Stockholder and the Representatives or postponed pursuant to the provisions of SECTION 12 hereof.
The time and date of such payment and delivery are herein referred to as the "FIRST CLOSING DATE."

          The Company and the Selling Stockholder shall make the certificates for the Firm Stock available to the Representatives for examination on behalf of the Underwriters, not later than 10:00 A.M. New York Time, on the business day preceding the First Closing Date at the offices of Dean Witter Reynolds Inc., Two World Trade Center, New York, New York 10048.

          It is understood that Dean Witter Reynolds Inc., Salomon Brothers Inc, Dillon, Read & Co. Inc., Lehman Brothers or Robertson, Stephens & Company, L.P., individually and not as Representatives of the several Underwriters, may (but shall not be obligated to) make payment to the Company or to the Selling Stockholder on behalf of any Underwriter or Underwriters, for the Firm Stock to be purchased by such Underwriter or Underwriters. Any such payment by Dean Witter Reynolds Inc., Salomon Brothers Inc, Dillon, Read & Co. Inc., Lehman Brothers or Robertson, Stephens & Company, L.P., shall not relieve such Underwriter or Underwriters from any of its or their other obligations hereunder.

          After the Registration Statement becomes effective, the several Underwriters propose to make an initial public offering of the Firm Stock at the initial public offering price. The Representatives shall promptly advise the Company and the Selling Stockholder of the making of the initial public offering.

          In addition, for the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Stock as contemplated by the Prospectus, the Selling Stockholder hereby grants the Underwriters an option to purchase, severally and not jointly, up to 675,000 shares in the aggregate of the Optional Stock. The purchase price per share to be paid for the Optional Stock shall be the same price per share as the price per share for the Firm Stock. The option granted hereby may be exercised as to all or any part of the Optional Stock at any time (but not more than once) not more than 30 days subsequent to the effective date of this Agreement. No Optional Stock shall be sold and delivered unless the Firm Stock previously has been, or simultaneously is, sold and delivered. The right to purchase the Optional Stock or any portion thereof may be surrendered and terminated at any time upon notice by the Representatives to the Selling Stockholder.

          The option granted hereby may be exercised by the Representatives on behalf of the Underwriters by giving written notice to the Selling Stockholder setting forth the number of shares of the Optional Stock to be purchased by them and the date and time for delivery of and payment for the Optional Stock. Such date and time for delivery of and payment for the Optional Stock (which may be the First Closing Date) is herein called the "OPTION CLOSING DATE" and shall be not later than two days after written notice is given. Optional Stock shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Stock set forth opposite such Underwriter's name in SCHEDULE A hereto bears to the total number of shares of Firm Stock (subject to adjustment by the Representatives to eliminate odd lots). Upon exercise of the option by the Representatives, the Selling Stockholder agrees to sell to the Underwriters the number of shares of Optional Stock set forth in the written notice of exercise and the Underwriters agree, severally and not jointly, subject to the terms and conditions herein set forth, to purchase such shares.

          The Selling Stockholder will deliver the Optional Stock to the Representatives for the respective accounts of the several Underwriters (in the form of definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Selling Stockholder given at or prior to 12:00 Noon, New York Time, on the second full business day preceding the Option Closing Date or, if no such direction is received, in the names of the respective Underwriters), against payment of the purchase price therefor by [certified or official bank checks in New York Clearing House Funds (next day funds), payable to the order of UniHealth America, all at the offices of Milbank, Tweed, Hadley & McCloy, 601 South Figueroa Street, 30th Floor, Los Angeles, California 90017]. The Selling Stockholder shall make the certificates for the Optional Stock available to the Representatives for examination on behalf of the Underwriters, not later than 10:00 A.M., New York Time, on the business day preceding the Option Closing Date at the offices of Dean Witter Reynolds Inc., Two World Trade Center, New York, New York 10048.

          4. COVENANTS AND AGREEMENTS OF THE COMPANY AND THE SELLING STOCKHOLDER. The Company, with respect to Sections 4(a) through 4(i), and the Selling Stockholder with respect to Section 4(j) covenant and agree with the several Underwriters that:

               (a) The Company will use its best efforts to cause the Registration Statement to become effective, will advise the Representatives promptly as to the time at which the Registration Statement becomes effective, will advise the Representatives promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, and will use reasonable efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting thereof, if issued. The Company will advise the Representatives promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for additional information, and will not at any time file any amendment to the Registration Statement or supplement to the Prospectus that shall not previously have been submitted to the Representatives a reasonable time prior to the proposed filings thereof or to which the Representatives shall reasonably object in good faith and in writing or that is not in compliance with the Act and the Rules and Regulations. If the Company has omitted any information from the Registration Statement pursuant to Rule 430A, the Company will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify the Representatives promptly of all such filings.

               (b) The Company will prepare and file with the Commission, promptly upon the request of the Representatives, any amendments or supplements to the Registration Statement or the Prospectus that in the opinion of the Representatives may be necessary to enable the several Underwriters to continue the distribution of the Stock and will use its best efforts to cause the same to become effective as promptly as possible. The Company will promptly file all reports and any definitive proxy or information statements required to be filed with the Commission pursuant to
     Section 13, 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock.

               (c) The Company will promptly notify the Representatives if at any time after the effective date of the Registration Statement when a prospectus relating to the Stock is required to be delivered under the Act, any event relating to or affecting the Company or any of its subsidiaries occurs as a result of which, in the judgment of the Company, the Prospectus or any other prospectus as then in effect would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading. If it is necessary at any time in the judgment of the Company or counsel to the Underwriters, to amend the Prospectus to comply with the Act the Company will prepare an amended or supplemented prospectus or make an appropriate filing pursuant to Section 13 or 14 of the Exchange Act which will correct such statement or omission; and, if any Underwriter is required to deliver a prospectus relating to the Stock nine months or more after the effective date of the Registration Statement, the Company upon the request of the Representatives and at the expense of such Underwriter will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act.

               (d) The Company will deliver to the Representatives, at or before the First Closing Date, signed copies of the Registration Statement and all amendments thereto including all financial statements and exhibits thereto and all documents theretofore incorporated by reference therein, and will deliver to the Representatives such number of copies of the Registration Statement, including such financial statements and all documents theretofore incorporated by reference therein but without exhibits, and of all amendments thereto, as the Representatives may reasonably request. The Company will deliver or mail to or upon the order of the Representatives on the date of the initial public offering, and thereafter from time to time during the period when delivery of a prospectus relating to the Stock is required under the Act, as many copies of the Prospectus, in final form or as thereafter amended or supplemented as the Representatives may reasonably request; PROVIDED, HOWEVER, that the expense of the preparation and delivery of any prospectus required for use nine months or more after the effective date of the Registration Statement shall be borne by the Underwriters required to deliver such prospectus.

               (e) The Company will make generally available to its security holders as soon as practicable, but in any event not later than fifteen months after the effective date of the Registration Statement an earnings statement which will be in reasonable detail (but which need not be audited) and which will comply with Section 11(a) of the Act, covering a period of at least twelve months beginning after the effective date of the Registration Statement.

               (f) The Company will cooperate with the Representatives to enable the Stock to be qualified for sale under the securities laws of such jurisdictions as the

     Representatives may designate and at the request of the Representatives will make such applications and furnish such information as may be required of it as the issuer of the Stock for that purpose; PROVIDED, HOWEVER, that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such jurisdiction or register as a broker-dealer or amend its stock option plans. The Company will, from time to time, prepare and file such statements and reports as are or may be required of it by law of such jurisdictions as the issuer of the Stock to continue such qualifications in effect for so long a period as the Representatives may reasonably request for the distribution of the Stock.

               (g) During the period of three years from the date hereof, the Company will deliver to the Representatives and, upon request, to each of the other Underwriters, (i) copies of each annual report of the Company and each other report furnished by the Company to its stockholders; and will deliver to the Representatives, (ii) as soon as they are available, copies of any other reports (financial or other) that the Company shall publish or otherwise make available to any of its security holders as such, and (iii) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange.

               (h) The Company will use its best efforts to maintain the listing of the Stock on the NASDAQ--National Market System.

               (i) The Company will not for a period of 90 days after the commencement of the public offering of the Stock, without the prior written consent of Dean Witter Reynolds Inc., sell, contract to sell or otherwise dispose of any shares of Class A Common Stock or Class B Common Stock or rights to acquire such shares (other than pursuant to employee stock option plans or in connection with other employee incentive compensation arrangements), except for the sale of the Stock to the Underwriters.

               (j) The Selling Stockholder will not, for a period of 90 days after the commencement of the public offering of the Stock, without the prior written consent of Dean Witter Reynolds Inc., sell, contract to sell or otherwise dispose of any shares of Class A Common Stock or Class B Common Stock except for the sale of the Stock to the Underwriters.

          5. PAYMENT OF EXPENSES. The Company and the Selling Stockholder in such proportions as the number of shares of Stock to be sold by the Company and the Selling Stockholder bears to the total number of shares of stock, severally and not jointly, will pay (directly or by reimbursement) all expenses incident to the performance of the obligations of the Company and the Selling Stockholder under this Agreement, including but not limited to (i) all expenses and taxes incident to delivery of the Stock to the Representatives, (ii) all expenses incident to the registration of the Stock under the Act and the printing of copies of the Registration Statement, each preliminary prospectus, the Prospectus, any amendments or supplements thereto, the "Blue Sky" memorandum and this Agreement and furnishing the same to the Underwriters and dealers except as otherwise provided in SECTIONS 4(c) AND 4(d), (iii) all filing and printing fees and expenses (including legal fees and disbursements of counsel for the Underwriters) incurred in connection with qualification of the Stock for sale and determination of its eligibility for investment under the laws of such jurisdictions as the Representatives may designate, (iv) all fees and expenses paid or incurred in connection with filings made with the NASD, (v) the costs of preparing stock certificates, (vi) the costs and fees of any registrar or transfer agent, (vii) all expenses relating to the furnishing (including costs of shipping and mailing) such copies of the Registration Statement, the Prospectus, any preliminary prospectus and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the stock by the Underwriters, or by the dealers to whom the Stock may be sold and (viii) all other costs and expenses incident to the performance of their obligations hereunder that are not otherwise specifically provided for in this Section; PROVIDED, HOWEVER, that if the transactions contemplated by this Agreement are not consummated, then the Company and the Selling Stockholder shall not be responsible for the expenses and fees referred to in clause (iii) above; PROVIDED FURTHER, HOWEVER, except as otherwise provided in this Agreement, the Company and the Selling Stockholder shall not be responsible for the expenses of the Underwriters, including the fees and expenses of their counsel and any stock transfer taxes on the resale of the Stock.

          6. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Underwriter, and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages, liabilities or expenses (including the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several, which may be based upon the Act, or any other statute or at common law, on the ground or alleged ground that any preliminary prospectus, the Registration Statement or the Prospectus (or any preliminary prospectus, the Registration Statement or the Prospectus as from time to time amended or supplemented) includes or allegedly includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in conformity with, written information furnished to the Company by any Underwriter, directly or through the Representatives, specifically for use in the preparation thereof; PROVIDED that in no case is the Company to be liable with respect to any claims made against any Underwriter or any such controlling person unless such Underwriter or controlling person shall have notified the Company in writing promptly after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Underwriter or controlling person and have included with such notice a copy of all papers served, but failure to provide timely notice shall not affect the right to indemnification hereunder except to the extent that such failure materially prejudices the Company in such action; PROVIDED FURTHER that the Company shall not be responsible pursuant to this indemnity, for losses, claims, damages, liabilities or expenses arising out of or based upon any untrue statement or omission or allegation thereof based upon information relating to the Selling Stockholder which was furnished in writing to the Company by the Selling Stockholder specifically for inclusion in any preliminary prospectus, the Registration Statement or the Prospectus; PROVIDED FURTHER, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the indemnity agreement contained in this SUBSECTION
(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the shares of Stock concerned (or to the benefit of any person controlling such Underwriter) to the extent that any such loss, claim, damage or liability of such Underwriter or controlling person results from the fact that a copy of the Prospectus excluding documents incorporated by reference therein was not sent or given to such person at or prior to the written confirmation of the sale of such shares of Stock to such person as required by the Act, and if the untrue statement or omission concerned has been corrected in the Prospectus. The Company will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it and reasonably satisfactory to the indemnified party. If the Company elects to assume the defense of any such suit and retain such counsel, the

Underwriter or Underwriters or controlling person or persons, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) the Company shall have specifically authorized in writing the retaining of such counsel, (ii) the parties to such suit include such Underwriter or Underwriters or controlling person or persons, and the Company and such Underwriter or Underwriters or controlling person or persons have been advised by counsel that one or more legal defenses may be available to it or them which may not be available to the Company, in which case the Company shall not be entitled to assume the defense of such suit on the Underwriter's behalf notwithstanding its obligation to bear the fees and expenses of such counsel or (iii) the Company has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the Company. It is understood that the Company shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one additional firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. The Company shall not be liable to indemnify any person for any settlement of any such claim effected without the Company's written consent. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

          (b) The Selling Stockholder agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages, liabilities or expenses (including, unless such Selling Stockholder elects to assume the defense, the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several, which may be based upon the Act, or any other statute or at common law, on the ground or alleged ground that any preliminary prospectus, the Registration Statement or the Prospectus (or any preliminary prospectus, the Registration Statement or the Prospectus, as from time to time amended and supplemented) includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in conformity with, written information furnished to the Company by any Underwriter, directly or through the Representatives, specifically for use in the preparation thereof; PROVIDED, HOWEVER, that such Selling Stockholder will not be liable with respect to any claims made against any Underwriter or any such controlling person unless such Underwriter or controlling person shall have notified such Selling Stockholder in writing promptly after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Underwriter or controlling person and shall have included with such notice a copy of all papers served; however, failure to provide timely notice shall only affect the right to indemnification hereunder to the extent that such failure materially prejudices the Selling Stockholder in such action; PROVIDED FURTHER, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the indemnity agreement contained in this SUBSECTION (b) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the shares of Stock concerned (or to the benefit of any person controlling such Underwriter) to the extent that any such loss, claim, damage or liability of such Underwriter or controlling person results from the fact that a copy of the Prospectus excluding documents incorporated by reference therein was not sent or given to such person at or prior to the written confirmation of the sale of such shares of Stock to such person as required by the Act, and if the untrue statement or omission concerned has been corrected in the Prospectus. The Selling Stockholder shall be entitled to participate at his own expense in the defense, or, if he so elects, to assume the defense of any suit brought to enforce any such liability, but, if the Selling Stockholder elects to assume the defense, such defense shall be conducted by counsel chosen by it and reasonably satisfactory to the indemnified party. If the Selling Stockholder elects to assume the defense of any such suit and retain such counsel, the Underwriter or Underwriters or controlling person or persons, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless
(i) such Selling Stockholder shall have specifically authorized in writing the retaining of such counsel or (ii) the parties to such suit include such Underwriter or Underwriters or controlling person or persons and such Selling Stockholder and such Underwriter or Underwriters or controlling person or persons have been advised by counsel that one or more legal defenses may be available to it or them which may not be available to such Selling Stockholder, in which case such Selling Stockholder shall not be entitled to assume the defense of such suit on the Underwriter's behalf notwithstanding its obligation to bear the fees and expenses of such counsel, or (iii) the Selling Stockholder has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the Selling Stockholder. It is understood that the Selling Stockholder shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one additional firm admitted to practice in such jurisdiction at any one time for such indemnified party or parties. The Selling Stockholder shall not be liable to indemnify any person for any settlement of any such claim effected without the Selling Stockholder's prior written consent. This indemnity agreement will be in addition to any liability that such Selling Stockholder might otherwise have.

          (c) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act and the Selling Stockholder, and each of its directors and officers, and each person, if any, who controls the Selling Stockholder within the meaning of the Act, against any losses, claims, damages, liabilities or expenses (including, unless the Underwriter or Underwriters elect to assume the defense, the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several, which may be based upon the Act, or any other statute or at common law, on the ground or alleged ground that any preliminary prospectus, the Registration Statement or the Prospectus (or any preliminary prospectus, the Registration Statement or the Prospectus, as from time to time amended and supplemented) includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in conformity with, written information furnished to the Company by such Underwriter, directly or through the Representatives, specifically for use in the preparation thereof; PROVIDED, HOWEVER, that in no case is such Underwriter to be liable with respect to any claims made against the Company or any person against whom the action is brought unless the Company or such person shall have notified such Underwriter in writing promptly after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Company or such person and have included with such notice a copy of all papers served, but failure to provide timely notice shall not affect the right to indemnification hereunder except to the extent that such failure prejudices the Underwriters in such action. Such Underwriter shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if such Underwriter elects to assume the defense, such defense shall be conducted by counsel chosen by it. If any Underwriter elects to assume the defense of any such suit and retain such counsel, the Company, said officers and directors and any other Underwriter or Underwriters or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, respectively, unless (i) such Underwriter or Underwriters assuming the defense shall have specifically authorized in writing the retaining of such counsel, (ii) the parties to such suit include the Company, said officers and directors and any other Underwriter or Underwriters or controlling person or persons, defendant or defendants in the suit and the Company, said officers and directors and any other Underwriter or Underwriters or controlling person or persons, defendant or defendants have been advised by counsel that one or more legal defenses may be available to it or them which may not be available to such Underwriter or Underwriters assuming the defense, in which case such Underwriter or Underwriters assuming the defense shall not be entitled to assume the defense of such suit on behalf of the Company, said officers and directors and any other Underwriter or Underwriters or controlling person or persons, or defendant or defendant's notwithstanding its obligation to bear the fees and expenses of such counsel, or (iii) the Underwriter or Underwriters assuming the defense have not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the Underwriters. It is understood that the Underwriters shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one additional firm admitted to practice in such jurisdiction at any one time for such indemnified party or parties. The Underwriter against whom indemnity may be sought shall not be liable to indemnify any person for any settlement of any such claim effected without such Underwriter's consent. This indemnity agreement will be in addition to any liability that such Underwriter might otherwise have.

          (d) If the indemnification provided for in this SECTION 6 is applicable by its terms but held to be unavailable to hold harmless an indemnified party under SUBSECTION (a), (b) OR (c) above in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to herein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other from the offering of the Stock. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholder or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim. Notwithstanding the provisions of this SUBSECTION (d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts received by it except with respect to losses, claims, liabilities, expenses and damages which are solely the result of information relating to any Underwriter, furnished in writing to the Company by the Underwriters, expressly for inclusion in the Registration Statement, Preliminary Prospectus or the Prospectus. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute are several in proportion to their respective underwriting obligations and not joint. For purposes of this SECTION 6(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. No party will be liable for contribution with respect to any action or claim settled without its written consent. Notwithstanding the foregoing, nothing in this Agreement shall affect the Company and the Selling Stockholder with respect to their rights and obligations under that certain

Indemnification and Contribution Agreement dated ___________, 1995.

          7. SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, ETC. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company, the Selling Stockholder and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, the Selling Stockholder, the Company or any of its officers or directors or any controlling person, and shall survive delivery of and payment for the Stock and any termination of this Agreement.

          8. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The respective obligations of the several Underwriters hereunder to purchase the Firm Stock on the First Closing Date and the Optional Stock on the Option Closing Date shall be subject to the accuracy, at and (except as otherwise stated herein) as of the date hereof and at and as of the First Closing Date or the Option Closing Date, as the case may be, of the representations and warranties made herein by the Company and the Selling Stockholder, to compliance in all material respects at and as of such Closing Date by the Company and the Selling Stockholder with their respective covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to such Closing Date, and to the following additional conditions:

          (a) The Registration Statement shall become effective not later than 1:00 P.M., New York Time, on the day following the date of this Agreement, or such later date and time as may be agreed upon, and no stop order suspending the effectiveness thereof, shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company or the Representatives, threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission, and all filings required by Rule 424 of the Rules and Regulations and Rule 430A shall have been made.

          (b) Concurrently with the execution and delivery of this Agreement, or, if the Company elects to rely on Rule 430A, on the date of the Prospectus, the Accountants shall have furnished to the Representatives a letter, dated the date of its delivery (confirmed by procedures performed within five business days of the date of its delivery), addressed to the Representatives and in form and substance satisfactory to the Representatives, confirming that they are independent accountants with respect to the Company as required by the Act and the Rules and Regulations and with respect to the financial and other statistical and numerical information contained in the Registration Statement or incorporated by reference therein. At the First Closing Date and, as to the Optional Stock, the Option Closing Date, the Accountants shall have furnished to the Representatives a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from the Accountants, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than five business days prior to the First Closing Date and the Option Closing Date, as the case may be, that would require any change in their letter dated the date hereof if it were required to be dated and delivered at the First Closing Date and the Option Closing Date.

          (c) The Representatives shall have received from Shereff, Friedman, Hoffman & Goodman, counsel for the Company, an opinion, dated such Closing Date, to the effect set forth in EXHIBIT I hereto. In rendering their opinion, counsel to the Company may rely on the opinions of other counsel upon which, in their opinion, they and the Representatives are justified in relying.

          (d) The Representatives shall have received from O'Melveny & Myers, counsel for the Selling Stockholder, an opinion dated such Closing Date to the effect set forth in EXHIBIT II hereto, and an opinion from corporate counsel to the Selling Stockholder dated such Closing Date to the effect set forth in EXHIBIT III hereto.

          (e) The Representatives shall have received from Milbank, Tweed, Hadley & McCloy, counsel for the Underwriters, their opinion or opinions dated such Closing Date with respect to the incorporation of the Company, the validity of the Stock, the Registration Statement and the Prospectus, this Agreement and such other related matters as it may reasonably request, and the Company and the Selling Stockholder shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters.

          (f) The Representatives shall have received a certificate, dated such Closing Date, of the Chief Executive Officer or the President and the Chief financial or accounting officer of the Company to the effect that:

               (i) No stop order suspending the effectiveness of the Registration Statement has been issued, and, to the best of the knowledge of the signers, no proceedings for that purpose have been instituted or are pending or contemplated under the Act;

               (ii) Neither any preliminary prospectus, as of its date, nor the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, as of the time when the Registration Statement became effective, included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

               (iii) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as set forth or contemplated in the Prospectus, there has not been any material adverse change in the condition (financial or otherwise), business, prospectus or results of operations of the Company and its subsidiaries considered as a whole; and

               (iv) To the best knowledge of the signers, the representations and warranties of the Company in this Agreement are true and correct in all material respects at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date in all material respects.

          (g) The Representatives shall have received a certificate or certificates, dated such Closing Date, of the Selling Stockholder to the effect that as of such Closing Date its representations and warranties in this Agreement are true and correct in all material respects as if made on and as of such Closing Date, and that it has performed all its obligations and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date.

          If any of the conditions hereinabove provided for in this Section shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram at or prior to such Closing Date, but the Representatives shall be entitled to waive any of such conditions.

          9. EFFECTIVE DATE. This Agreement shall become effective at 11:00 A.M., New York Time, on the first full business day following the effective date of the Registration Statement, or at such earlier time after the effective date of the Registration Statement as the Representatives in their discretion shall first release the Stock for offering to the public; PROVIDED, HOWEVER, that the provisions of SECTIONS 5 AND 6 shall at all times be effective. For the purposes of this SECTION 9, the Stock shall be deemed to have been released to the public upon release by the Representatives of the publication of a newspaper advertisement relating to the Stock or upon release of telegram or letters offering the Stock for sale to securities dealers, whichever shall first occur.

          10.  TERMINATION.  This Agreement (except for the provisions of
SECTION 5) may be terminated by the Company or the Selling Stockholder at any time before it becomes effective in accordance with SECTION 9 by notice to the Representatives and may be terminated by the Representatives at any time before it becomes effective in accordance with SECTION 9 by notice to the Company. In the event of any termination of this Agreement under this SECTION 10 or pursuant to SECTION 8 OR 12 of this Agreement, there shall be no liability of any party to this Agreement to any other party to this Agreement, other than as provided in SECTIONS 5, 6 AND 11 and other than as provided in SECTION 12 as to the liability of defaulting Underwriters, and except that, if any shares of Firm Stock have been purchased hereunder, the representations and warranties in
SECTION 2 and covenants and agreements in SECTION 4 shall also remain in effect.

          This Agreement may be terminated after it becomes effective by the Representatives by notice to the Company (i) if at or prior to the First Closing Date or the Option Closing Date, as the case may be, trading in any of the equity securities of the Company shall have been suspended by the Commission, by an exchange that lists such securities or by the NASDAQ--National Market System shall have been suspended, or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or a banking moratorium shall have been declared by New York or United States authorities, (ii) if at or prior to the First Closing Date or the Option Closing Date, as the case may be, there shall have been any material adverse change in the political, financial or economic conditions in the United States or an outbreak of hostilities between the United States and any foreign power, or of any other insurrection or armed conflict involving the United States, the effect of any of which is such to make it, in the sole judgment of a majority in interest of the Underwriters including the Representatives, impracticable to offer or sell the

Firm Stock or the Optional Stock, as applicable in a public offering.

          11. REIMBURSEMENT OF UNDERWRITERS. Notwithstanding any other provisions hereof, if this Agreement shall not become effective by reason of any election of the Company pursuant to the first paragraph of SECTION 10 or shall be terminated by the Representatives under SECTION 8 or SECTION 10 (other than pursuant to the first sentence of SECTION 10), the Company and the Selling Stockholder on a pro rata basis will bear and pay the expenses specified in
SECTION 5 hereof and, in addition to their obligations pursuant to SECTION 6 hereof, the Company and the Selling Stockholder on a pro rata basis will reimburse the reasonable out-of-pocket expenses of the several Underwriters (including reasonable fees and disbursements of counsel for the expenses of the Underwriters) incurred in connection with this Agreement and the proposed purchase of the Stock, and promptly upon demand the Company and the Selling Stockholder on a pro rata basis will pay such amounts to you as Representatives.

          12. SUBSTITUTION OF UNDERWRITERS. If any Underwriter or Underwriters shall default in its or their obligations to purchase shares of Stock hereunder on the First Closing Date or the Option Closing Date and the aggregate number of shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares that the Underwriters are obligated to purchase on such Closing Date, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the shares that such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters shall so default and the aggregate number of shares with respect to which such default or defaults occur is more than 10% of the total number of shares underwritten and arrangements satisfactory to the Representatives and the Company and the Selling Stockholder for the purchase of such shares by other persons are not made within 48 hours after such default, this Agreement shall terminate.

          If the remaining Underwriters or substituted underwriters are required hereby or agree to take up all or a part of the shares of Firm Stock of a defaulting Underwriter or Underwriters as provided in this SECTION 12, (i) the Company and the Selling Stockholder shall have the right to postpone the First Closing Date for a period of not more than seven full business days, in order that the Company and the Selling Stockholder may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus that may thereby be made necessary, and (ii) the respective numbers of shares to be purchased by the remaining Underwriters or substituted underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company, the Selling Stockholder or the other Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this SECTION 12 shall be without liability on the part of any non-defaulting Underwriter, the Selling Stockholder or the Company, except for expenses to be paid or reimbursed pursuant to SECTION 5 and except for the provisions of
SECTION 6.

          13. NOTICES. All communications hereunder shall be in writing and shall be delivered by hand or facsimile and confirmed as follows: (i) if sent to the Underwriters, to you, as their Representatives, c/o Dean Witter Reynolds Inc. at Two World Trade Center, New York, New York 10048, Facsimile No: (212) 392-7614, except that notices given to an Underwriter pursuant to SECTION 6 hereof shall be sent to such Underwriter at the address furnished by the Representatives, (ii) if sent to the Company, 5995 Plaza Drive, Cypress, California 90630, Facsimile No: (714) 220-3725, Attention: President, with a copy to Joseph Konowiecki, Esq., Konowiecki & Rank, 633 W. Fifth Street, Suite 3500, Los Angeles, California 90071, Facsimile No: (213) 229-0992, or (iii) if to the Selling Stockholder, 4100 West Alameda Avenue, Burbank, California 91505,
Attention: Eric Benveniste, Facsimile No: (818) 566-7178.

          14. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and the Selling Stockholder and their respective successors and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company and the Selling Stockholder contained in this Agreement shall also be for the benefit of the person or persons, if any, who control any Underwriter or Underwriters within the meaning of Section 15 of the Act, and the indemnities of the several Underwriters shall also be for the benefit of each director of the Company, each of its officers who has signed the Registration Statement and the person or persons, if any, who control the Company or the Selling Stockholder within the meaning of Section 15 of the Act.

          15. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS RULES THEREOF.

          16. COUNTERPARTS. This Agreement may be executed by the parties hereto in any number of separate counterparts, each of which when executed shall be deemed to be an original and all of which, taken together, shall be deemed to constitute one and the same Agreement.

          17. AUTHORITY OF THE REPRESENTATIVES. In connection with this Agreement, you will act for and on behalf of the several Underwriters, and any action taken under this Agreement by you jointly or by Dean Witter Reynolds Inc., as Representatives, will be binding on all the Underwriters; and any action taken under this Agreement by any of the Attorneys-in-fact will be binding on the Selling Stockholder.

          Any person executing and delivering this Agreement as Attorney-in-fact for the Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-fact by such Selling Stockholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-fact to take such action.

                            [Signature page follows]

          If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us.

                                   Very truly yours,

                                   PacifiCare Health Systems, Inc.


                                   By:__________________________
                                      Name:
                                      Title:

                                   UniHealth America


                                   By:__________________________
                                      Name:
                                      Title:

Accepted and delivered in
New York, New York as of the
date first above written.

DEAN WITTER REYNOLDS INC.
SALOMON BROTHERS INC
DILLON, READ & CO. INC.
LEHMAN BROTHERS INC.
ROBERTSON, STEPHENS & COMPANY, L.P.
  Acting on their own
  behalf and as Representatives
  of the several Underwriters
  referred to in the foregoing
  Agreement.

BY DEAN WITTER REYNOLDS INC.



By:___________________________
     Authorized Signature

                         INDEX OF SCHEDULES AND EXHIBITS

SCHEDULES

Schedule A     --   List of Underwriters and Firm Stock to be Purchased
Schedule B     --   Selling Stockholder and Firm Stock to be Sold
Schedule C     --   Statements of Selling Stockholder
Schedule D     --   Subsidiaries


EXHIBITS

Exhibit I      --   Opinion of Counsel to the Company
Exhibit II     --   Opinion of Counsel to the Selling Stockholder
Exhibit III    --   Opinion of Corporate Counsel to the Selling Stockholder

                                   SCHEDULE A


                                                                  Number of
                                                                  Shares of
                                                                Firm Stock to
                       Name                                     be Purchased
                       ----                                     ------------
Dean Witter Reynolds Inc.. . . . . . . . . . . . . . . .
Salomon Brothers Inc . . . . . . . . . . . . . . . . . .
Dillon, Read & Co. Inc.. . . . . . . . . . . . . . . . .
Lehman Brothers Inc. . . . . . . . . . . . . . . . . . .
Robertson, Stephens & Co., L.P.. . . . . . . . . . . . .










                                                                    ------------
          Total..................................................
                                                                     4,500,000
                                                                    ------------
                                                                    ------------

                                   SCHEDULE B


                                                                  Number of
                                                                  Shares of
                                                                  Firm Stock
              Selling Stockholder                                 to be Sold
              -------------------                                 ----------
UniHealth, Inc.. . . . . . . . . . . . . . . . . . . . .            1,500,000










                                                                    -----------

          Total...................................................   1,500,000
                                                                    -----------
                                                                    -----------

                                   SCHEDULE C

                        STATEMENTS OF SELLING STOCKHOLDER


I. PRELIMINARY PROSPECTUS DATED FEBRUARY 22, 1995 AND THE FINAL PROSPECTUS DATED MARCH ___, 1995

page 5 -- The line item that reads:

     "Class B Common Stock offered by
       the Selling Stockholder . . . . . . .   1,500,000 shares"

page 5 -- footnote (1) that reads:

     "Currently, the Selling Stockholder owns 5,909,500 shares of Class A Common Stock or 48.1 percent of the outstanding Class A Common Stock and 3,160,000 shares of the Class B Common Stock or 20.5 percent of the outstanding
     Class B Common Stock. Upon completion of this offering, the Selling Stockholder will own 5,909,500 shares of the Class A Common Stock or
     48.1 percent of the outstanding Class A Common Stock and 1,660,000 shares of the Class B Common Stock or 9.0 percent of the outstanding Class B Common Stock. See "Principal and Selling Stockholder." "

page 15 -- Under "Principal and Selling Stockholder," the sentence that reads:

     "Of the 4,500,000 shares of Class B Common Stock being offered, 1,500,000 shares of Class B Common Stock are being sold by the Selling Stockholder."

In the table near the top of the page, the classes of common stock, beneficial ownership prior to the offering, shares sold in the offering and beneficial ownership after the offering, as follows:

                                         BENEFICIAL OWNERSHIP             BENEFICIAL OWNERSHIP
                         CLASS OF         PRIOR TO OFFERING                PRIOR TO OFFERING
                          COMMON          -----------------                -----------------
     "STOCKHOLDER          STOCK     NUMBER                PERCENT    NUMBER                PERCENT
     ----------------      -----     ------                -------    ------                -------
UniHealth, Inc.              A       5,909,500              48.1 %    5,909,500              48.1 %
 4100 West Alameda Ave       B       3,160,000              20.5 %    1,160,000               9.0 %(1)
 Burbank, CA 91505

(1) If the Underwriters' over-allotment option is exercised in full, the Selling Stockholder will own 985,000 shares of Class B Common Stock or 5.4 percent of the outstanding Class B Common Stock after completion of the offering."

page 15 -- Following the table, the paragraphs which read:

          "Currently, the Selling Stockholder owns 5,909,500 shares of the Class A Common Stock, or 48.1 percent of all such shares outstanding, and 3,160,000 shares of the Class B Common Stock, or 20.5 percent of all such shares outstanding. Combined, the Selling Stockholder owns 32.8 percent of the total shares outstanding of the Company. Upon completion of this offering of the Class B Common Stock, the Selling Stockholder will own 5,909,500 shares of the Class A Common Stock, or 48.1 percent of all such shares outstanding, and 1,660,000 shares of the Class B Common Stock, or
     9.0 percent of all such shares outstanding. Combined, the Selling Stockholder will own 24.7 percent of the total shares outstanding of the Company.

          The Selling Stockholder is a California non-profit public benefit corporation which is the parent corporation of an integrated health care delivery system consisting of 10 non-profit medical centers and various for-profit health care companies, including one company in the HMO business. The Selling Stockholder's HMO, which is not federally qualified, and certain of its operations compete with the Company, primarily in California.

          The Company purchases health care services from hospitals owned and managed by the Selling Stockholder on terms the Company believes are at least as favorable to the Company as would be available from unaffiliated third parties. In addition, the Company pays a management fee to the Selling Stockholder for certain services, including certain consulting services, pays a fee to the Selling Stockholder for payroll processing and reimburses the Selling Stockholder for the Company's share of joint insurance purchasing. The Company anticipates paying fees to, and purchasing services from, the Selling Stockholder in the future. Future transactions between the Company and the Selling Stockholder will be on terms no less favorable than could be obtained from unaffiliated third parties.

          Terry Hartshorn, President and Chief Executive Officer of the Selling Stockholder, is the Chairman of the Board of PacifiCare. Gary L. Leary, Executive Vice President, Chief Operating Officer and General Counsel, director and Executive Committee member of the Selling Stockholder, David R. Carpenter, director, Chairman of the Board, Chairman of the Compensation, Executive and Nominating Committees of the Selling Stockholder, and Jean Bixby Smith, a director of the Selling Stockholder, are directors of the Company."

page 24 -- Under "Legal Matters," the sentence that reads:

     "Certain legal matters related to the offering will be passed upon for the Selling Stockholder by O'Melveny & Myers, Los Angeles, California."


II. THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1994.

page 24 -- Under "Notes to Consolidated Financial Statements -- The Reporting Entity," the sentence of the first paragraph, which reads:

     "UniHealth America ("UniHealth"), a California non-profit public benefit corporation, owned approximately 48 percent and 21 percent of the Company's outstanding shares of Class A and Class B Common Stock, respectively, at September 30, 1994."

III. THE COMPANY'S PROXY STATEMENT TO BE USED AT THE ANNUAL MEETING OF SHAREHOLDERS HELD ON MARCH 1, 1995.

page 3 -- In the biographical information for David R. Carpenter, the discussion of positions held with UniHealth America.

Also, the footnote following the table, which reads:

     "UniHealth, Inc. is the single largest holder of the Company's Class A and Class B Common Stock."

page 5 -- The last two paragraphs, which read:

     "UniHealth, Inc. ("UniHealth") is a California non-profit public benefit corporation, which is the parent corporation in a multi-state health care delivery system consisting of eleven non-profit medical centers and various for-profit health care companies, including one company in the health maintenance organization business. UniHealth has stated its intent to maintain voting control of the Company as its single largest shareholder."


page 7 -- In the biographical information for Terry O. Hartshorn and Gary L. Leary, the discussion of positions held with UniHealth.

page 20 -- Under "Certain Transactions" the first and second paragraphs, which read:

          "The Company and its subsidiaries purchased health care services from hospitals owned and managed by UniHealth totaling $61,497,000 for the fiscal year ended September 30, 1994. Under the terms of a management arrangement with UniHealth, the Company paid $831,000 for management fees, payroll processing services and other services in the fiscal year ended September 30, 1994. At September 30, 1994, $251,000 was payable to UniHealth."

          "UniHealth purchased health care coverage from the Company and its subsidiaries in the amount of $10,050,000 for the fiscal year ended September 30, 1994. Amounts receivable from UniHealth were $1,000,000 at September 30, 1994."

IV. THE COMPANY'S QUARTERLY REPORT ON FORM 10-Q FOR THE PERIOD ENDED DECEMBER 31, 1994.

page 8 -- Under "Note 6 - Shareholders' Equity," the second paragraph, which reads:

          "On December 13, 1993, UniHealth, Inc. ("UniHealth"), the Company's largest shareholder, completed a public offering of 575,000 shares of the Company's Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"). The Company did not receive any of the proceeds of this offering. Subsequent to the offering, UniHealth's ownership of Class A Common Stock was reduced to less than 50 percent."

                                   SCHEDULE D

                                  SUBSIDIARIES

Jurisdiction of                                   Percentage Owned
Incorporation
Name of Subsidiary               by Company                 or Organization
- ------------------               ------------------         ---------------
PacifiCare of
  California                          100%                       California

PacifiCare of
  Florida, Inc.                       100%                       Florida

PacifiCare of                         100%                       Oklahoma
  Oklahoma, Inc.

PacifiCare of                         100%                       Oregon
  Oregon, Inc.

PacifiCare of                         100%                       Texas
  Texas, Inc.

PacifiCare of
  Washington                          100%                       Washington

PacifiCare Behavioral
  Health, Inc.                        100%                       Delaware

LifeLink, Inc.                        100%(1)                    California

PacifiCare Pharmacy
  Centers, Inc.                       100%                       California

California Dental
  Health Plan, Inc.                   100%                       California

__________

(1)   owned by PacifiCare Behavioral Health, Inc.

                                                                       EXHIBIT I

                           OPINION OF COMPANY COUNSEL

          1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own its properties and to conduct its business as described in the Registration Statement and Prospectus, and to execute and deliver the Underwriting Agreement and to issue, sell and deliver the Stock to be sold by the Company as therein contemplated.

          2. Each of the subsidiaries of the Company is a corporation or partnership, as applicable, and in the case of a corporation, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate or partnership, as applicable, power and authority to own its respective properties and to conduct its business as described in the Registration Statement and Prospectus.

          3. To our knowledge after due inquiry and except as described in the Registration Statement, in SCHEDULE D to the Underwriting Agreement or in the opinions of local counsel attached hereto, all of the issued and outstanding shares of capital stock or partnership interests, as applicable, of each of the subsidiaries of the Company are owned by the Company directly or indirectly; all of such shares have been duly authorized and validly issued and are fully paid and non-assessable and all of such shares and partnership interests, as applicable, are so owned free and clear of any pledge, lien, charge, encumbrance, security interest or other claim; and there are no outstanding rights, subscriptions, warrants, calls, preemptive rights, options or other agreements of any kind with respect to the capital stock of any of the subsidiaries of the Company.

          4. To our knowledge none of the Company or its subsidiaries has any interest in a joint venture or partnership, which interest requires disclosure in the Registration Statement and which has not been so disclosed.

          5. The Company and each of the subsidiaries is duly licensed or qualified to do business and in good standing as a foreign corporation or partnership, if applicable, in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary where the failure to be so licensed or qualified is likely to have a material adverse effect on the properties, assets, operations, business or financial condition of the Company and its subsidiaries, taken as a whole.

          6. The Underwriting Agreement has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other persons party thereto, constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution may be limited by federal or state securities laws and except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and subject to general principles of equity.

          7. (A) The Stock being sold by the Company, when issued and delivered to and paid for by the Underwriters, will be duly and validly authorized and issued will be fully paid and nonassessable, and (B) the Stock being sold by the Company when issued and delivered to and paid for by the Underwriters, will be free of any pledge, charge, lien, encumbrance, security interest, claim or statutory or contractual preemptive rights which have not otherwise been waived or created by the Underwriters.

          8. The Company has an authorized share capitalization as set forth in the Registration Statement and the Prospectus; the outstanding shares of capital stock of the Company (including the shares of Firm Stock or Optional Stock delivered on the date hereof) have been duly and validly authorized and issued and are fully paid, nonassessable and free of statutory and, to our knowledge, contractual preemptive rights.

          9. The capital stock of the Company, including the Stock, conforms in all material respects to the description thereof contained in the Registration Statement and Prospectus under the heading "Description of Capital Stock"; the certificates for the Stock are in proper form under Delaware law; and the holders of the Stock will not be subject to personal liability by reason of being such holders.

          10. No consent, approval, authorization, or order of, or any filings or declaration with, any court or governmental agency or body is required for the consummation by the Company of the transactions on its part contemplated in the Underwriting Agreement in connection with the purchase and distribution by the Underwriters of the Stock to be sold by the Company, except such as have been obtained under the Act or the Rules and Regulations, and except such as may be required under foreign or state securities or Blue Sky laws or the by-laws and rules of the NASD.

          11. The execution, delivery and performance of the Underwriting Agreement by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not conflict with or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both, would constitute a breach of, or default under), (A) any provision of the charter or by-laws of the Company or any of its subsidiaries or under any provision of any material license, indenture, mortgage, deed of trust, bank loan, credit agreement or other agreement or instrument to which, to our knowledge after due inquiry, the Company or any of its subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or (B) any federal, state, local or foreign law, rule or regulation or, to our knowledge after due inquiry, any judgment, order or decree applicable to the Company or any of its subsidiaries, where such conflict, breach or default is likely to have a material adverse effect on the properties, assets, operations, business or financial condition of the Company and its subsidiaries, taken as a whole.

          12. To our knowledge after due inquiry, there are no actions, suits or proceedings pending or threatened against the Company or any of its subsidiaries or any of their respective properties, at law or in equity or before or by any Federal or state, court, commission, board, regulatory body, authority, agency or other governmental body, domestic or foreign, which are required to be described in the Registration Statement and Prospectus, but are not so described or which, in our opinion, are likely to have a material adverse effect on the properties, assets, operations, business or financial condition of the Company and its subsidiaries, taken as a whole.

          13. To our knowledge after due inquiry, neither the Company nor any of its subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) any license, indenture, mortgage, deed of trust, bank loan, credit agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or their respective properties is bound or affected where such default is likely to have a material adverse effect on the properties, assets, operations, business or financial condition of the Company and its subsidiaries, taken as a whole. To our knowledge after due inquiry, the Company and each of its subsidiaries have all necessary licenses, authorizations, consents, permits and approvals and have made all necessary filings required under any federal, state, local or foreign law, regulation or rule and have obtained all necessary authorizations, consents, permits and approvals from other persons in order to conduct their respective businesses as described in the Registration Statement and the Prospectus, the absence of which is likely to have a material adverse effect on the properties, assets, operations, business or financial condition of the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries is in violation of, or in default under, any license, authorization, consent, permit or approval or any law, regulation or rule or any decree, order or judgment applicable to the Company or its subsidiaries where such default is likely to have a material adverse effect on the properties, assets, operations, business or financial condition of the Company and its subsidiaries, taken as a whole.

          14. PacifiCare of California, PacifiCare of Oregon, Inc., PacifiCare of Oklahoma, Inc. and PacifiCare of Texas, Inc. are duly qualified as health maintenance organizations under the Health Maintenance Organization Act of 1973, as amended, and the rules and regulations of the Department of Health and Human Services promulgated thereunder; PacifiCare of California is licensed and authorized to operate a prepaid health care service plan and California Dental Health Plan, Inc. and LifeLink, Inc. are prepaid specialized health care service plans in the State of California pursuant to the Knox-Keene Health Care Service Plan Act of 1975, as amended; PacifiCare of Florida, Inc. is licensed as a health maintenance organization in the State of Florida by the Florida Department of Insurance; PacifiCare of Oregon, Inc. has been issued a current certificate of authority by the Oregon Department of Insurance and Finance authorizing it to operate in Oregon as a domestic health care service contractor; PacifiCare of Texas, Inc. is qualified and licensed in the State of Texas as a health maintenance organization; PacifiCare of Oklahoma, Inc. is duly qualified and licensed in the State of Oklahoma as a health maintenance organization under the Oklahoma Health Maintenance Organization Act, Okla. Stat. Tit. 63 Section 2502 ET SEQ.; PacifiCare of Washington, Inc. is qualified and licensed as health maintenance organization under the Insurance Code of Washington; PacifiCare Life and Health Insurance Company is duly licensed or qualified as a life insurance company in the States of Indiana, California, Texas, Oklahoma, Oregon and Washington; and the statements made in the Registration Statement and the Prospectus under the caption "Business -- Government Regulation" are accurate in all material respects.

          15. The descriptions in the Registration Statement and the Prospectus of laws, regulations and rules, of legal and governmental proceedings and of contracts, agreements, leases and other documents have been reviewed by us and are accurate in all material respects.

          16. The Registration Statement and the Prospectus (except for the documents incorporated by reference in the Registration Statement and the Prospectus and except as to the financial statements and schedules and other financial data contained therein, as to which we express no opinion), and any supplements or amendments thereto, comply as to form in all material respects with the requirements of the Act and the Rules and Regulations.

          17. The documents incorporated by reference in the Registration Statement and the Prospectus, when they were filed (or, if an amendment with respect to any such document was filed, when such amendment was filed) complied as to form in all material respects with the Exchange Act and the Exchange Act Rules and Regulations (except as to the financial statements and schedules contained therein, as to which we express no opinion).

          18. The Registration Statement has become effective under the Act, and to the best of our knowledge, no proceeding suspending effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is threatened or pending.

          19. To our knowledge after due inquiry, there is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

          20. To our knowledge after due inquiry and except as described in the Registration Statement, no person has the right, contractual or otherwise, to cause the Company to issue to it, or register pursuant to the Act, any shares of capital stock of the Company, upon the issue and sale of the Stock to the Underwriters under the Underwriting Agreement, nor does any person have preemptive rights with respect to the Stock, rights of first refusal with respect to the Stock to be issued and sold by the Company, or other rights to purchase any of the Shares to be issued and sold by the Company.

          21. Neither the Company nor any of its subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          We have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and the Selling Stockholder and representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus were discussed and, although we are not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as and to the extent stated in paragraphs 8, 9, 12, 15 and 19 above), on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Company) nothing has come to our attention that causes us to believe that the Registration

Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto at the date of such Prospectus or such supplement, and at all times up to the date of this opinion letter contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are were made, not misleading (it being understood that we express no opinion with respect to the financial statements and schedules and other financial data included in the Registration Statement or the Prospectus).

                                                                      EXHIBIT II


                    OPINION OF SELLING STOCKHOLDER'S COUNSEL

                                 FORM OF OPINION
                            OF SPECIAL COUNSEL TO THE
                               SELLING STOCKHOLDER



                               _____________, 1995



DEAN WITTER REYNOLDS INC.
SALOMON BROTHERS INC
DILLON, READ & CO. INC.
LEHMAN BROTHERS INC.
ROBERTSON, STEPHENS & COMPANY, L.P.
  as Representatives of the
  several U.S. Underwriters

  c/o Dean Witter Reynolds Inc.
  Two World Trade Center
  New York, New York  10048

          Re:  PacifiCare Health Systems, Inc.
               -------------------------------

Ladies and Gentlemen:

          We have acted as special counsel to UniHealth America, a California non-profit public benefit corporation (the "Selling Stockholder"), in connection with its sale of up to 2,175,000 shares of the Class B Common Stock, par value $0.01 per share (the "Stock") of PacifiCare Health Systems, Inc. (the "Company") to you pursuant to the terms of an Underwriting Agreement, dated _____________, 1995 (the "Underwriting Agreement"), by and among the Representatives identified above (the "Representatives") of the Underwriters listed on Schedule A thereto (the "Underwriters"), the Company and the Selling Stockholder. This opinion is being delivered to you pursuant to Section 7(f) of the Underwriting Agreement. Unless otherwise defined herein or unless the context otherwise requires, the capitalized terms appearing in this letter shall have the meanings ascribed to them in the Underwriting Agreement.

          In our capacity as special counsel to the Selling Stockholder, we have examined originals or copies of the Underwriting Agreement, such corporate records of the Selling

Stockholder, certificates of public officials and of officers of the Selling Stockholder, and other documents as we have deemed necessary for the purpose of this opinion.

          On the basis of such examination and our consideration of such questions of law as we have deemed relevant in the circumstances, we are of the opinion, subject to the assumptions and limitations set forth herein, that:

          1. The Selling Stockholder has full legal right and power to enter into the Underwriting Agreement and to sell, transfer and deliver the Stock as contemplated by the Underwriting Agreement. Upon payment for and delivery of the Stock with all necessary endorsements in accordance with the terms of the Underwriting Agreement, and assuming the Underwriters are acquiring the Stock in good faith without notice of any adverse claim, the Underwriters will be the owners of the Stock, free and clear of any adverse claim.

          2. The Underwriting Agreement has been duly authorized by all necessary corporate action on the part of the Selling Stockholder and has been duly executed and delivered by the Selling Stockholder. The Underwriting Agreement is a legally valid and binding obligation of the Selling Stockholder, enforceable against the Selling Stockholder in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or affecting creditors' rights generally, and except that we express no opinion as to the availability of equitable remedies.

          3.   No consent, order or approval of, or, except as specified on
Schedule I hereto, any filing or declaration with, any court or governmental agency or body is required on the part of the Selling Stockholder for the sale of the Stock by the Selling Stockholder to the Underwriters, except such as have been obtained under the Act or the Rules and Regulations, and such as may be required under state securities or blue sky laws or the bylaws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Stock.

          4. There are no transfer or similar taxes payable in connection with the sale and delivery of the Stock by the Selling Stockholder to the Underwriters, except for the tax payable pursuant to Article 12 of the New York State Tax Law (Tax on Transfers of Stock and Other Corporate Certificates).

          We have, with your approval, assumed that the certificates for the Stock conform to the specimen examined by us, that the signatures on all documents examined by us are genuine, that all items submitted as originals are authentic, that all items submitted as copies conform to the originals, and that you are authorized to execute and deliver and did execute and deliver the Underwriting Agreement on behalf of the Underwriters, assumptions that we have not independently verified.

          The opinions expressed herein are limited to the federal laws of the United States and the laws of the States of California and New York, and we express no opinion regarding any other law.

          This opinion furnished by us as special counsel to the Selling Stockholder to you as Representatives of the Underwriters in connection with the sale of the Stock, is solely for your benefit and may not be relied upon by, nor may copies be delivered to, any other person without our prior written consent.

                                             Respectfully submitted,

                                                                     EXHIBIT III



                          FORM OF OPINION OF CORPORATE
                       COUNSEL TO THE SELLING STOCKHOLDER

          The execution, delivery and performance of the Underwriting Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions therein contemplated do not and will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Selling Stockholder pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the acceleration of any obligation under, the organizational documents of the Selling Stockholder, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument known to us to which the Selling Stockholder is a party or by which it or any of its properties is bound or affected, or under any ruling, decree, judgment, order, statute, rule or regulation of any court or other governmental agency or body having jurisdiction over the Selling Stockholder or the property of the Selling Stockholder (except that we express no opinion with respect to the securities or Blue Sky laws of any jurisdiction other than the United States). All authorizations and consents (other than authorizations and consents of courts or governmental agencies or bodies) necessary for the execution and delivery of the Underwriting Agreement on behalf of the Selling Stockholder have been given.